Exhibit 99.1

SemiLEDs Reports First Quarter Fiscal Year 2017

Financial Results

Hsinchu, Taiwan (January 12, 2017) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the first quarter of  fiscal year 2017, ended November 30, 2016.

Revenue for the first quarter of fiscal 2017 was $2.7 million, a 43%  increase compared to $1.9 million in the fourth quarter of fiscal 2016. GAAP net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2017 was $0.7 million, compared to a loss of $12.2 million in the fourth quarter of 2016, or a net loss of $0.20 per diluted share, compared to a net loss of $4.07 per diluted share for the fourth quarter of fiscal 2016. The GAAP net loss of $0.7 million for the first quarter of fiscal 2017 included $0.5 million in other income from a breach of contract lawsuit payments consisting of the $0.3 million advance receipt payment made  in March 2015 and the $0.2 million settlement payment made in November 2016.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2017 was $0.6 million, or a net loss of $0.17 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $2.8 million, or a loss of $0.94 in the fourth quarter of 2016.

GAAP gross margin for the first quarter of fiscal 2017 was 4%, compared with gross margin for the fourth quarter of fiscal 2016 of negative 66%. Operating margin for the first quarter of fiscal 2017 was negative 41%, compared with negative 614%  in the fourth quarter of fiscal 2016, which was negatively impacted by the impairment of long-lived assets and investments. The Company’s cash and cash equivalents was $4.8 million at November 30, 2016, compared to $6.0 million at the end of fiscal 2016. Cash used in operating activities was $1.1 million in the first quarter of fiscal 2017, compared with $0.5 million in the fourth quarter of fiscal 2016.

We expect revenue for the second quarter ending February 28, 2017 to be about $2.1 million +/- 10%.

The Chinese New Year (CNY) of 2017 will begin on January 28, 2017. Our office and factory facilities will be closed from January 27, 2017 until February 12, 2017. We will resume operation on Monday, February 13, 2017.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, non-cash impairment charges on long-lived assets, goodwill and investments and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projection of future revenues, any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Chief Financial Officer
SemiLEDs Corporation
+886-37-586788
investor@semileds.com

SEMILEDS CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	November 30,	August 31,
	2016	2016
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,827	$6,030
Accounts receivable (including related parties), net	1,526	900
Inventories	3,777	4,067
Prepaid expenses and other current assets	788	640
Total current assets	10,918	11,637
Property, plant and equipment, net	8,451	8,813
Intangible assets, net	60	44
Investments in unconsolidated entities	1,314	1,368
Other assets	354	373
TOTAL ASSETS	$21,097	$22,235
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$313	$314
Accounts payable	1,184	1,326
Advance receipt toward the convertible note	500	500
Accrued expenses and other current liabilities	2,496	2,761
Total current liabilities	4,493	4,901
Long-term debt, excluding current installments	2,504	2,595
Other liability	3,083	3,097
Total liabilities	10,080	10,593
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	175,467	175,384
Accumulated other comprehensive income	3,385	3,398
Accumulated deficit	(167,869)	(167,179)
Total SemiLEDs stockholders’ equity	10,983	11,603
Noncontrolling interests	34	39
Total equity	11,017	11,642
TOTAL LIABILITIES AND EQUITY	$21,097	$22,235

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	November 30,	August 31,
	2016	2016
Revenues, net	$2,702	$1,883
Cost of revenues	2,586	3,132
Gross profit (loss)	116	(1,249)
Operating expenses:
Research and development	199	409
Selling, general and administrative	1,100	1,210
Impairment of long-lived assets	—	8,635
Goodwill impairment	—	55
Loss (gain) on disposals of long-lived assets	(80)	4
Total operating expenses	1,219	10,313
Loss from operations	(1,103)	(11,562)
Other income (expenses):
Impairment loss on investment	—	(597)
Equity in loss from unconsolidated entities	(9)	—
Interest expenses, net	(9)	(10)
Other income (loss), net	476	(16)
Foreign currency transaction gain (loss), net	(51)	4
Total other income (expenses), net	407	(619)
Loss before income taxes	(696)	(12,181)
Income tax expense	—	—
Net loss	(696)	(12,181)
Less: Net loss attributable to noncontrolling interests	(6)	(10)
Net loss attributable to SemiLEDs stockholders	$(690)	$(12,171)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.20)	$(4.07)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	3,518	2,990

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	November 30,	August 31,
Non-GAAP Net Loss	2016	2016
GAAP net loss attributable to SemiLEDs stockholders	$(690)	$(12,171)
Adjustments:
Stock-based compensation expense	83	83
Impairment losses	—	9,287
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(607)	$(2,801)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.20)	$(4.07)
Non-GAAP net loss	$(0.17)	$(0.94)

	Three Months Ended
	November 30,	August 31,
Free Cash Flow	2016	2016
Net cash used in operating activities	$(1,121)	$(530)
Less: Capital expenditures	68	154
Total free cash flows	$(1,189)	$(684)